Exhibit 99.2

Exhibit 99.1

Welcome to Danaher

Associate Introduction June 22, 2015

Purpose of Our Meeting

Danaher Corporation introduction

The merger between Danaher and Sutron

How will it impact you

What’s going to happen next

Strategic Platforms

Test & Life Sciences Industrial Environmental Dental Measurement & Diagnostics Technologies

Water Quality Communications Dental Diagnostics Product ID

Gilbarco Veeder- Instruments Life Sciences Automation Root

Outstanding portfolio of market-leading brands 3

Danaher, post separation

Danaher

2014 Revenue: $16.5B*

Life Sciences Diagnostics Water Quality

$2.5B $4.8B $2.0B

Product ID Pall Dental

$1.6B $2.8B $2.9B

Founded in 1984

Headquartered in

Washington, DC

New York Stock Exchange

Ticker: DHR

Global team of ~57,400 associates (including Pall)

* Reflects aggregate revenues from constituent businesses (including with respect to “Future Danaher,” Pall) for the respective, most recently completed fiscal year. Pall revenues are based on 2014 FYE ended July 31, 2014. Includes $0.7B of annual revenues for Nobel Biocare and $0.2B of annual revenues for Devicor, each of which was acquired in December 2014.

You are joining other fantastic companies 4

Danaher Core Values

The Best Team Wins Customers Talk, We Listen Kaizen is Our Way of Life Innovation Defines our Future We Compete for Shareholders

Danaher Business System

The best team wins

People plan process performance

Innovation defines our future

Customers customers talk, we listen

Quality delivery cost innovation

Danaher kaizen is our way of life

DANAHER

DBS Toolkit Today

DBS FUNDAMENTALS

Voice of the customer	Value stream mapping	Standard work	Transactional process improvement	Kaizen basics	5S	Problem solving process	Visual and daily management

GROWTH · LEAN · LEADERSHIP

GROWTH			LEAN			LEADERSHIP		
Dream	Develop	Deliver	Reliability	Transactional	Operations	Business process	Leadership development	Associate development
Breakthrough ideation / open innovation	Speedy Design Review (SDR)	Inside sales	Reliability PD boot Camp	Transactional lean conversion and Daily Mgmt.	Lean conversion	Strategic Planning	Executive champion orientation	Introduction to DBS
Customer segmentation	Accelerated product development	Value selling	Customer defect tracking and resolution	Production sales inventory	Set-up reduction	GM Policy Deployment *	Leadership and organization communications*	Training and facilitation
Demand generation	Toll Gate #2 kaizen	Sales force initiative	Supplier quality management	Value analysis/ value engineering	Production preparation process	Acquisition Integration	Developing growth leaders *	Crucial conversations
	Lean software design	Pricing margin management	Design for reliability	Just in time accounting	Total productive manufacturing		Risk assessment *	Financial acumen
	Project management	Price leakage kaizen	Failure mode effects analysis	Accounts receivable best practices	Danaher materials process (Includes kanban)		Leveraging your impact *	Recruiting and selection
	Product life cycle management	Product life cycle management	Quality system basics	Accounts payable best practices	Heijunka		ID, developing and communications*	DBS leader boot camp
	Intellectual property process	Strategic negotiations	Customer service and support	DBS compliance for medical device manufacturing	Energy conservation kaizen		Advanced talent assessment *	DBS leader continuing education
	Product planning group	Search engine optimization	Personal review and team inspection	Sourcing workshop and supply base management	Variation reduction kaizen		Adjusting your leadership style *	Development for growth
	User experience design	Pay per click kaizen		Commodity management	Measurement system analysis		Situational leadership	DBS tool certification (MBB)
		On-Line nurturing kaizen		Supply chain and logistics best practices			Driving the Danaher culture	Change management
		Positioning and Messaging Kaizen		Lean supply chain (Strategic supplier productivity)			Leading multiple P&Ls	Leadership essentials

-What's unique about DBS tools?
- Integrated and improved over time
- Smart usage → pick for highest impact
- Velocity of implementation
- Commitment to use → everybody's job
- Shared across Danaher companies
- * = Class in DHR Leadership Program

7

Core Value Drivers

Customer Quality

On-Time Delivery

Associate Internal Fill Rate Turnover

Core Growth OMX

Shareholder Cash Flow / Working Capital Turnover Return on Invested Capital

How we measure our success 8

Water Quality Group Overview

DANAHER

Water Quality Overview

HACH · OTT Hydromet · SEABIRD SCIENTIFIC · TROJAN technologies · McCROMETER · ChemTreat

2014 Financials

Revenue	~$2.0B

Market Details

Market Size	~$10B	**Growth Rate**	+LSD/MSD

Revenue Breakdown

Geographic


2%
27%
51%
20%
NA
EU
HGM
ROW

Mix


45%
55%
Consumables/Service
Equipment

Growth Drivers

- Increasing environmental awareness
- Process optimization
- Adoption and enforcement of new and existing regulations
- High growth markets

Customers

- Municipal water facilities
- Industrial process and utilities
- Environmental and oceanographic institutions

Market leading positions capitalizing on attractive secular growth trends

10

Water Quality Platform Overview

Source Municipal Industrial Agriculture Residential

End User

Government, Municipal W/WW Process industries Agribusiness, POU

Served research agencies facilities (Power, F&B, O&G, Farms

Customers etc.)

Water Quality Platform—Analytics

Water Quality Platform—Treatment

Strong brands, channels and technology across customer segments 11

Water Quality Impact

Every $1 spent on improving water access, quality and sanitation generates $4 in economic return

Although more than 70% of the earth’s surface is covered with water, less than 1% is available as safe drinking water 800 million people lack access to clean drinking water, with over 3 million people dying each year of water related diseases

Trojan UV systems treat over 7 billion gallons of drinking water More than 200 billion gallons of water is analyzed by Hach instrumentation OTT flood warning systems protect more than 60 million people via early detection alarms Sea-Bird provides oceanographic data to help explain ocean-climate dynamics and its implications (e.g., sea level rise in the next 100 years)

DHR water quality products impact the lives of over 3 billion people globally 12

DANAHER

Water Quality Acquisition Success

HACH *Water testing equipment for municipal and industrial customers* **+** DANAHER **=** ***WATER QUALITY PLATFORM* *Technology to test, analyze and treat ultra-pure, waste, ground, ocean and drinking water***

1999 → **2014**

Revenue: ~$125M


30%
Other
70%
North
America

Operating Margin: High teens

Associates ~550

Products





Acquisitions

Research & Development

Sales & Marketing

Geographic Footprint

Revenue: ~$2.0B


25%
HGMs
5%
Other
20%
Europe
50%
North
America

Operating Margin: ~25%

Associates ~6,800

Products







Growth investments made a good company even better…still improving!

13

Hach Environmental Overview

Hydromet Oceanography Elemental Analysis Pool and Spa Construction Material Testing

5 businesses focused on environmental measurement

OTT Hydromet Served Applications

Coastal & E

Hydropower

Irrigation

Flood Warning Water Quality

Groundwater Water Treatment

Outstanding company in th 15

OTT Hydromet Solutions

Water level Precipitation Water Quality Data Acquisition Communication Service

Surface water All weather Surface water Station Manager Radio Repair Ground water precipitation Ground water—Multi-channel Phone Training gauge Satellite Installation Present

Discharge weather

Instruments for

Software Solutions portable Network Management measurement Data Management Instruments for continuous measurement

Full spectrum of analytical instrumentation, communication support, and service

OTT Hydromet Strategic Vision

Designing answers that go beyond the expections of hydromet professionals to support them in caring for the world’s water

Sutron Strategic Vision

Designing answers that go beyond the expections of hydromet professionals to support them in caring for the world’s water

It is our vision to become the world’s market leader in providing innovative, reliable, robust and quality Hydrologic, Meteorologic and Oceanic real-time data collection and control products, systems, software and services. We will achieve our vision by continually offering state-of-the art products and outstanding services that meet or exceed our customer’s needs and expectations

Sutron—What We Like

Highly skilled, accomplished employees

A deep knowledge of hydrology, meteorology, and oceanic customers and their applications

Leading technology and product development capability

Market leadership and a leading brand name

OTT and Sutron offer highly complementary products, and the ability to better serve the end-to-end needs of our customers

Complementary geographical sales and service coverage

Outstanding company in attractive position to sustain continued growth 19

We Know There Is a Lot on Your Mind…

What happens to me? Do we change our letterhead and Will I still have a job? business cards?

What will it be? What happens to my cell phone? Where will it be? What do we tell our customers and Will my boss change? suppliers?

What about my benefits? How should we answer the phone? What about my pay?

Here are Some Answers!

Sutron and Danaher remain independent companies until closing—business as usual

For now:

Same job, same manager, stay focused on the customer!

Keep your job title and grade

Keep your job location

Keep your business card, email address, phone etc.

Keep the Sutron brand name

Keep your health and retirement plans

Keep your enthusiasm and focus on the customer 21

Danaher—Benefits

Danaher provides associates a competitive benefits offering*:

Medical insurance

Dental insurance

Health Savings Plan

401k / retirement savings

Vision plan

Short-term and long-term disability

Others: Accidental death and dismemberment, home insurance,

employee assistance, auto, home, pet insurance

Benefits will not change until after close of the merger

We will provide more information before benefits change

* Employer paid, employee co-pay, or employee paid, depending on the plan

No changes today – more to come 22

What You Can Expect –

In the Next Few Days

Letters/phone calls to customers, strategic partners, key suppliers Plan joint customer visits, as needed Plan on-site visits to Colorado, Texas and India offices Start setting integration planning meeting dates

What You Can Expect –

In the Coming Months

Ongoing interaction, communication and engagement from Danaher and Sutron leaders

Until close of the merger:

Danaher and Sutron will continue to operate separately

Danaher will not be involved in Sutron’s day-to-day business activities

Danaher and Sutron’s senior leadership will start transition planning:

Ashish Raval and Anton Felder (MD – Ott) will lead the commercial integration planning team

Glen Goold will lead the “Operational” transitional planning with counterparts from Hach and Ott

Operations: Stefan Gramlich (Ott Dir Ops)

Finance: Joerg Mayer (Ott CFO)

HR and Benefits: Terry Samona (Hach Env. HR Dir)

Legal: Jeff Klembczyk (Hach Env. Counsel)

What You Can Expect—

On and After Close

Upon close of the merger:

From a publicly traded company to a wholly -owned subsidiary

Will run as a stand-alone operating company

Changes in financial reporting

First 100 days post-close of the merger

Sutron leadership introduction to DBS and Strategic Planning Process

Sutron and OTT leadership develops a Strategic Plan

3 to 5 year planning horizon

Focused on growing the business and better serving customers

Some benefits may change to Danaher

Change is jointly led by the Sutron and OTT leadership teams

Communication Lines are Open

It’s normal to feel apprehension, uncertainty and mistrust

Danaher has done this before, but each situation is unique

We don’t have it all figured out yet

For now, there are more questions than answers, but we will keep lines of communication open

Communication is a two-way street and we welcome your questions and feedback

Notice to Investors

This presentation is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Sutron Corporation’s (“Sutron”) common stock described in this filing has not commenced. At the time the offer is commenced, Danaher Corporation (“Danaher”) will file a tender offer statement on Schedule TO with the Securities and Exchange

Commission (“SEC”), and Sutron will file a solicitation/recommendation statement on Schedule 14D-9, with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Sutron’s shareholders at no expense to them. In addition,

all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov.

Cautionary Statements Regarding Forward Looking Statements

Statements in these materials that are not strictly historical, including statements regarding the proposed acquisition of Sutron, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction,

future opportunities for the combined businesses, and any other statements regarding events or developments that either party believes or anticipates will or may occur in the future, are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Danaher and Sutron operate; the uncertainty of regulatory approvals; the parties’ ability to satisfy the tender offer and merger agreement conditions and consummate the transaction; Danaher’s ability to successfully integrate Sutron’s operations and employees with Danaher’s existing business; the ability to realize anticipated growth,

synergies and cost savings; and Sutron’s performance and maintenance of important business relationships. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Danaher’s

SEC filings, including Danaher’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form

10-Q for the quarterly period ended March 31, 2015 as well as Sutron’s SEC filings, including Sutron’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015. These forward-looking statements speak only as of the date of this presentation and neither party assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Danaher